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                                                                   EXHIBIT 23.3


                               CONSENT OF COUNSEL

     The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the heading "Experts" in Amendment No. 1 to the Registration Statement on Form S-1 of RiboGene, Inc.




[SIG]
PENNIE & EDMONDS LLP

New York, New York
November 12, 1997